As filed with the Securities and Exchange Commission on November 7, 2013

Registration No. 333-182889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pike Corporation

(Exact Name of Registrant as Specified in its Charter)

North Carolina	20-3112047
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Pike Way

Mount Airy, North Carolina 27030

(336) 789-2171

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Anthony K. Slater

Executive Vice President & Chief Financial Officer

Pike Corporation

100 Pike Way

Mount Airy, North Carolina 27030

(336) 789-2171

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

James R. Wyche, Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

(704) 331-1000

Approximate date of commencement of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Debt Securities
Warrants
Units (2)
Total	N/A	N/A	N/A	N/A

(1)	The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-3 (File No. 333-182889). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

(2)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock and warrants.

EXPLANATORY NOTE

On November 5, 2013, Pike Electric Corporation changed its state of incorporation from Delaware to North Carolina (the “Reincorporation”). The Reincorporation was effected by merging Pike Electric Corporation, a Delaware corporation (“Pike (Delaware)”), with and into Pike Corporation, a North Carolina corporation and its wholly-owned subsidiary (“Pike (North Carolina)” or the “Registrant”) established for such purpose, following approval by the requisite vote of Pike (Delaware)’s stockholders at the 2013 Annual Meeting of Stockholders on October 31, 2013. Pike (North Carolina) is deemed to be the successor issuer of Pike (Delaware) under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pike (North Carolina), as the successor issuer of Pike (Delaware), is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3, File No. 333-182889 (the “Registration Statement”), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statement as a result of the Reincorporation.

In accordance with Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, as successor issuer to Pike (Delaware), hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act. The applicable registration fees were paid at the time of the original filing of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The disclosure required by this Item is incorporated by reference from Item 14 of the Registrant’s Registration Statement on Form S-3, File No. 333-182889, filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2012.

Item 15.	Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (the “NCBCA”) permit a corporation to indemnify its directors, officers, employees or agents under either or both statutory or nonstatutory indemnification. Under the statutory indemnification, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because of the fact that such person was a director, officer, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including attorneys’ fees), but no such indemnification may be granted unless such director, officer, employee or agent (i) conducted himself in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (ii) in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Whether a director, officer, employee or agent has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55 of the NCBCA. A corporation may not indemnify a director, officer, employee or agent under the statutory approach in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or in connection with a proceeding in which a person was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and separate and apart from the statutory indemnification approach described above, Section 55-8-57 of the NCBCA permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

The Registrant’s Amended and Restated Bylaws generally provide that it will indemnify its directors and officers to the fullest extent permitted by applicable law. Accordingly, the Registrant is permitted to indemnify its directors, officers, employees and agents in accordance with either the statutory or the nonstatutory indemnification approaches. The Registrant has entered into indemnification agreements with each of its directors that provide that the Registrant will indemnify and hold harmless a director if the director is made a party to or is otherwise involved in certain legal proceedings as a result of actions related to the director’s service as a director of the Registrant or as a director of another enterprise at the Registrant’s request. Such indemnification includes all expenses (including attorneys’ fees), judgments, fines and other amounts paid in settlement, provided that the director acted in good faith and in a manner the director reasonably believed to be in the best interests of the Registrant. The Registrant’s Amended and Restated Bylaws and indemnification agreements also expressly obligate the Registrant to advance certain expenses (including attorneys’ fees). The rights of the directors under the indemnification agreements are not exclusive and are in addition to their rights under the Registrant’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and under applicable law.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer may also obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification. As permitted by the NCBCA, the Registrant’s Amended and Restated Articles of Incorporation limit the personal liability of directors for monetary damages for breaches of duty as a director provided that such limitation will not apply to (i) acts or omissions that the director at the time of the breach knew or believed were in conflict with the best interests of the Registrant, (ii) any liability for unlawful distributions under Section 55-8-33 of the NCBCA, or (iii) any transaction from which the director derived an improper personal benefit. The term “improper personal benefit” does not include a director’s reasonable compensation or other reasonable incidental benefit for or on account of his or her services as one of the Registrant’s directors, officers, employees, independent contractors, attorneys or consultants. In the event that North Carolina law is amended to permit further limitation or elimination of the personal liability of a director, the personal liability of the Registrant’s directors will be limited or eliminated to the fullest extent permitted by the applicable law.

Section 55-8-57 of the NCBCA provides that a corporation may purchase insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party. The Registrant has obtained directors’ and officers’ insurance policies covering its directors and officers, as permitted in its Amended and Restated Bylaws.

Item 16.	Exhibits.

The following exhibits are filed herewith or incorporated by reference herein as part of the Registration Statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Articles of Incorporation of Pike Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 6, 2013)

4.2	Amended and Restated Bylaws of Pike Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed November 6, 2013)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed November 6, 2013)

4.4*	Form of Specimen Preferred Stock Certificate

4.5*	Articles of Amendment of Pike Corporation designating rights, preferences and privileges of the holders of preferred stock of Pike Corporation

4.6	Senior Indenture (filed herewith)

4.7	Subordinated Indenture (filed herewith)

4.8*	Form of Senior Debt Securities

4.9*	Form of Subordinated Debt Securities

4.10*	Form of Warrant Agreement

4.11*	Form of Warrant Certificate

4.12*	Form of Unit Agreement

5.1	Opinion of Moore & Van Allen PLLC (filed herewith)

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Registrant’s Form S-3 filed July 27, 2012)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

25.1**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Senior Indenture

25.2**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Subordinated Indenture

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	To be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings.

(a)        The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)         Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)        That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)        That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(8)        That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)        To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(b)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Airy, State of North Carolina, on November 6, 2013.

PIKE CORPORATION

By:	/s/ Anthony K. Slater

Name:	Anthony K. Slater
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Pike Corporation (the “Company”), do hereby constitute and appoint J. Eric Pike, Anthony K. Slater and Jeffrey S. Calhoun, and each of them, our true and lawful attorneys and agents, with full power of substitution and revocation, in our names and on our behalf, to do any and all acts and things and to execute any and all instruments which they may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all further amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 6, 2013.

Signature	Title

/s/ J. Eric Pike	Chairman, Chief Executive Officer and President
J. Eric Pike	(Principal Executive Officer)

/s/ Anthony K. Slater	Executive Vice President and Chief Financial Officer
Anthony K. Slater	(Principal Financial Officer)

/s/ Jeffrey S. Calhoun	Chief Accounting Officer
Jeffrey S. Calhoun	(Principal Accounting Officer)

/s/ Charles E. Bayless	Director
Charles E. Bayless

/s/ James R. Helvey III	Director
James R. Helvey III

/s/ Peter Pace	Director
Peter Pace

/s/ Daniel J. Sullivan III	Director
Daniel J. Sullivan III

/s/ James L. Turner	Director
James L. Turner

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Articles of Incorporation of Pike Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 6, 2013)

4.2	Amended and Restated Bylaws of Pike Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed November 6, 2013)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed November 6, 2013)

4.4*	Form of Specimen Preferred Stock Certificate

4.5*	Articles of Amendment of Pike Corporation designating rights, preferences and privileges of the holders of preferred stock of Pike Corporation

4.6	Senior Indenture (filed herewith)

4.7	Subordinated Indenture (filed herewith)

4.8*	Form of Senior Debt Securities

4.9*	Form of Subordinated Debt Securities

4.10*	Form of Warrant Agreement

4.11*	Form of Warrant Certificate

4.12*	Form of Unit Agreement

5.1	Opinion of Moore & Van Allen PLLC (filed herewith)

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Registrant’s Form S-3 filed July 27, 2012)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

25.1**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Senior Indenture

25.2**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Subordinated Indenture

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	To be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.